EXHIBIT 10.42

FISCAL 2009 NON-EMPLOYEE DIRECTOR COMPENSATION

Compensation Element	Amount
General Board service – cash	Annual cash retainer - $60,000[1]
Meeting fees: $2,000 in-person, $1,000 telephonic
General Board service-Equity
Initial equity grant upon first becoming a Director and annually thereafter:
    - Option to purchase 10,000 shares of Common Stock
    - Restricted stock units to purchase 20,000 shares of Common Stock
    - Both grants vest monthly over 12 months

Lead Director	Additional cash retainer: $24,000[1]
Committee Chair service	Additional cash retainer: [1] - Audit Committee: $10,000 - Compensation Committee: $10,000 - Nominating and Governance Committee: $10,000
Committee member service	Additional cash retainer: [1] - Audit Committee: $10,000 - Compensation Committee: $10,000 - Nominating and Governance Committee: $10,000
Meeting fees: $1,500

1 Directors may elect to receive cash retainers in restricted stock with value equal to 133% of the forgone cash compensation and which vests in full on the day immediately prior to the subsequent annual meeting of stockholders.